Exhibit 10.28

FORM OF

NEWPAGE GROUP INC.

2008 INCENTIVE PLAN

ROLLOVER NONQUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT (the “Agreement”) is made effective as of December 21, 2007, between NewPage Group Inc., a Delaware corporation (the “Company”), and                              (the “Participant”):

RECITALS:

WHEREAS, pursuant to the 2005 Paper Series of Maple Timber Acquisition LLC Equity Incentive Plan (the “MTA Plan”) and the 2005 Paper Series of Maple Timber Acquisition LLC Equity Incentive Plan Award Agreement, dated as of May 2, 2005, between the Participant and Maple Timber Acquisition LLC (the “MTA Award Agreement”), the Participant was granted an option (the “MTA Option”) to purchase Paper Employee Units (as defined in the MTA Plan);

WHEREAS, Stora Enso Oyj, Stora Enso North America, Inc. (“SENA”), and NewPage Holding Corporation (“NewPage”) entered into a stock purchase agreement, dated as of September 20, 2007 (as amended the “Stock Purchase Agreement”) pursuant to which NewPage will acquire all the outstanding shares of SENA (the “Acquisition”);

WHEREAS, the Company has adopted the NewPage Group Inc. 2008 Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan;

WHEREAS, prior to the Closing Date, the Company was formed and, immediately prior to the Closing Date, Mable Timber Acquisition LLC (“Maple Timber”) will distribute the Shares of the Company to the members of the Paper Series of Maple Timber (the “Distribution”);

WHEREAS, in connection with the Acquisition and the Distribution, the Company shall assume the MTA Option and equitably adjust the MTA Option into an option to purchase Shares of the Company under the Plan as set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Option. The Participant shall have the right and option (the “Option”) to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of              Shares, subject to adjustment as set forth in the Plan. The purchase price of the Shares subject to the Option shall be $                     per Share (the “Option Price”). The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Internal Revenue Code of 1986, as amended.

2. Vesting.

(a) The Option shall vest and become exercisable as to all the Shares subject to the Option only upon (i) a Change in Control or (ii) six (6) months following a Public Offering resulting in proceeds to the Company, NewPage Holding Corporation (“NewPage Holding”), NewPage Corporation (“NewPage”) or their stockholders of at least fifty million dollars ($50,000,000); provided that, in each case, the Participant is employed by the Company or one or more of its Subsidiaries or Affiliates on the date a Change of Control is consummated or the date that is six (6) months after a Public Offering. The Administrator reserves the right, in its sole discretion, to waive or reduce the vesting requirements applicable to the Option at any time.

(b) At any time, the portion of the Option which has become vested and exercisable as described above is hereinafter referred to as the “Vested Portion”.

(c) If the Participant’s employment with the Company is terminated for any reason, the Option shall, to the extent not then vested, be canceled by the Company without consideration and the Vested Portion of the Option shall remain exercisable for the period set forth in Section 3(a).

3. Exercise of Option.

(a) Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the earliest to occur of:

(i) May 2, 2015;

(ii) one year following the date of the Participant’s termination of employment due to death or “Disability”;

(iii) three months following the date of the Participant’s termination of employment by the Company or any of its subsidiaries without “Cause” or the Participant’s termination of his or her employment for any reason other than due to death or “Disability”; and

(iv) upon the Participant’s termination of employment by the Company or any of its subsidiaries for “Cause”.

(b) Method of Exercise.

(i) Subject to Section 3(a), the Vested Portion of the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that, the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Option Price. The payment of the Option Price may be made at the election of the Participant (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (iii) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee (which consent shall not be unreasonably withheld or delayed), by withholding Shares otherwise issuable in connection with the exercise of the Option, or (v) any combination of the foregoing. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(ii) Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.

(iii) Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant’s name for such Shares, not later than ten business days following such determination. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

(iv) In the event of the Participant’s death, the Vested Portion of the Option shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 3(a). Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

(v) As a condition to exercising the Option, the Participant shall become a party to the Securityholders Agreement by executing the Securityholder Joinder attached hereto as Exhibit A, unless the Participant is already a party thereto (it being understood that the Shares issuable upon exercise of any Option shall be subject to the Securityholders Agreement irrespective of whether the Participant signs such Securityholder Joinder). “Securityholders Agreement” shall mean the Securityholders’ Agreement, dated as of December 21, 2007, by and among the Company and the signatories thereto, as may be amended from time to time.

(vi) The Shares issued upon exercise of the Option shall be subject to the terms and conditions set forth on Exhibit B.

4. No Right to Continued Employment. The granting of the Option evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the employment of the Participant and shall not lessen or affect the Company’s or its Affiliate’s right to terminate the employment of such Participant for any reason at any time.

5. Legend on Certificates. The certificates representing the Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

6. Transferability. Except as permitted by the Committee, the Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof. During the Participant’s lifetime, the Option is exercisable only by the Participant”.

7. Confidentiality. During the course of the Participant’s prior relationship with MeadWestvaco Corporation and the Participant’s relationship with the Company, the Participant had and will have access to, certain trade secrets and confidential information relating to the Company and its affiliates and subsidiaries (the “Protected Parties”) which is not readily available from sources outside the Company. The confidential and proprietary information and, in any material respect, trade secrets of the Protected Parties are among their most valuable assets, including but not limited to, their customer, supplier and vendor lists, contract terms, databases, competitive strategies, computer programs, frameworks, or models, their marketing programs, their sales, financial, marketing, training and technical information, their product development (and proprietary product data), business plans and strategies (including, but not limited to, acquisition and divestiture plans), environmental matters and other regulatory matters and any other information, whether communicated orally, electronically, in writing or in other tangible forms concerning how the Protected Parties create, develop, acquire or maintain their products and marketing plans, target their potential customers and operate their other businesses. The Protected Parties invested, and continue to invest, considerable amounts of time and money in their process, technology, know-how, obtaining and developing the goodwill of their customers, their other external relationships, their data systems and data bases, and all the information described above (hereinafter collectively referred to as “Confidential Information”), and any misappropriation or unauthorized disclosure of Confidential Information in any form would irreparably harm the Protected Parties. The Participant acknowledges that such Confidential Information constitutes valuable, highly confidential, special and unique property of the Protected Parties. The Participant shall hold in a fiduciary capacity for the benefit of the Protected Parties all Confidential Information relating to the Protected Parties and their businesses, which shall have been obtained by the Participant during the Participant’s relationship with the Company or its subsidiaries and affiliates and which shall not be or become public knowledge (other than by acts by the Participant or representatives of the Participant in violation of this Agreement). Except as required by law or an order of a court or governmental agency with jurisdiction, the Participant shall not, during the period of the Participant’s relationship with the Company or its subsidiaries and affiliates or at any time thereafter, disclose any Confidential Information, directly or indirectly, to any person or entity for any reason or purpose whatsoever, nor shall the Participant use it in any way, except in the course of the Participant’s relationship with, and for the benefit of, the Protected Parties or to enforce any rights or defend any claims hereunder or under any other agreement to which the Participant is a party, provided that such disclosure is relevant to the enforcement of such rights or defense of such claims and is only disclosed in the formal proceedings related thereto. The Participant shall take all reasonable steps to safeguard the Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. The Participant understands and agrees that the Participant shall acquire no rights to any such Confidential Information. In the event that the Participant breaches any of the foregoing confidentiality provisions, any Options (whether vested or unvested) and any Shares held by the Participant shall be forfeited immediately.

8. Prior Agreement. The Participant acknowledges that the MTA Award Agreement shall terminate and be of no further force or effect.

9. Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Option, its exercise or any payment or transfer under or with respect to the Option and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

10. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

11. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal Participant office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

12. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS.

13. Waiver of Jury Trial. THE PARTIES HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, INTERPRETATION OR ENFORCEMENT HEREOF. THE PARTIES AGREE THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND WOULD NOT ENTER INTO THIS AGREEMENT IF THIS SECTION WERE NOT PART OF THIS AGREEMENT.

14. Option Subject to Plan and Securityholders Agreement. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan and the Securityholders Agreement. The Option is subject to the Plan and the Securityholders Agreement. The terms and provisions of the Plan and the Securityholders Agreement as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan or the Securityholders Agreement, the applicable terms and provisions of the Plan or the Securityholders Agreement, as applicable will govern and prevail. In the event of a conflict between any term or provision of the Plan and any term or provision of the Securityholders Agreement, the applicable terms and provisions of the Securityholders Agreement will govern and prevail. No amendment to the Securityholders Agreement after the date of this Agreement shall be effective as to Participant if such amendment materially and adversely affects the rights or obligations of the Participants in a manner disproportionately to other Participants, without the Participant’s consent, or if the Participant and other participants in the Plan are materially and adversely affected by such amendment in a manner disproportionately to the other stockholders of the Company, unless the holders of a majority of the Options issued under the Plan and that are affected by such amendment consent to such amendment.

15. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

NEWPAGE GROUP INC.

By:

Agreed and acknowledged as of the date first above written:

NewPage Group, Inc. 2008 Incentive Plan Signature Page

EXHIBIT A

SECURITYHOLDER JOINDER

By execution of this Securityholder Joinder, the undersigned agrees to become a party to that certain Securityholders Agreement dated as of [—], 200[—], as may be amended, by and among NewPage Group Inc., a Delaware corporation, NewPage Investments LLC, Stora Enso Oyj, a corporation incorporated under the laws of the Republic of Finland and the parties named therein. The undersigned shall have all the rights, and shall observe all the obligations, applicable to a Securityholder that is an Executive (as defined therein).

Name:	Number of Securities Acquired:

Address for Notices:	with copies to:

Signature:

Date: